UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Act of 1934

October 17, 2018

Date of Report (Date of earliest event reported)

Liberated Solutions, Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-55177	27-4715504
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

17701 East 36th Street Ct. South, Independence, MO 64055
(Address of principal executive offices)

Registrant’s telephone number, including area code: (845) 610-3817

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.02 Termination of a Material Definitive Agreement.

On October 17, 2018, the Company and Peppermint Jim, LLC (“Peppermint Jim”) mutually agreed to terminate and rescind the stock purchase agreement entered into on August 23, 2018 (the “Agreement”) by and between the Company and Peppermint Jim. Any shares transferred under the Agreement shall revert back to the respective parties.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Liberated Solutions, Inc.

Date: October 22, 2018	/s/ Brian Conway
	By:	Brian Conway
	Its:	President, Director, CEO and CFO